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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-47966 of Waste Holdings, Inc. of our report dated February 29, 2000 on Waste Industries, Inc. and subsidiaries, appearing in the Proxy Statement - Prospectus, which is a part of such Registration Statement, and of our report dated February 29, 2000 relating to the financial statement schedule appearing elsewhere in such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Proxy Statement-Prospectus.

\s\ DELOITTE & TOUCHE LLP

Raleigh, North Carolina
November 21, 2000